Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-207413 on Form S-8 of our report dated June 27, 2019, appearing in this Annual Report on Form 11-K of the Occidental Petroleum Corporation Savings Plan for the year ended December 31, 2018.

/s/ WEAVER AND TIDWELL, L.L.P.
Houston, Texas
June 27, 2019